Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 33-26305 on Form N-1A of our report dated June 25, 2025, relating to the financial statements and financial highlights of BlackRock Sustainable Aware Advantage Emerging Markets Equity Fund (formerly known as BlackRock Sustainable Advantage Emerging Markets Equity Fund) and BlackRock Sustainable Aware Advantage International Equity Fund (formerly known as BlackRock Sustainable Advantage International Equity Fund) of BlackRock FundsSM (the “Funds”), appearing in the Form N-CSR of the Funds for the year ended April 30, 2025, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 22, 2025